Convertible Note

PACIFIC RODERA VENTURES INC.

Holder:	______________________________________
______________________________________
______________________________________

Principal Amount:	_____________________

Date of Issue:	_____________________

Due Date:	_____________________

PACIFIC RODERA VENTURES INC. (the "Corporation") for value received hereby acknowledges itself indebted and promises to pay to the holder hereof at the address indicated above the principal sum of $__________ in lawful money of Canada on the ___th day of ____________, 200__.

Until such payment is made, the Corporation will pay interest thereon, calculated monthly both before and after default, at the same place and in like money from the Date of Issue at the rate per annum equal to 2% above the five year commercial and industrial base rate quoted by the Bank of Montreal at its head office in Vancouver as of __________________, 200___. Interest calculated as aforesaid shall be payable on the earlier of the Conversion Date or the Due Date.

Further terms and conditions of this Note are set out below.

1. In this Note:

(a) "Corporation" means Pacific Rodera Ventures Inc.;

(b) "Business Day" means any day which is not a Saturday, Sunday or statutory holiday in Vancouver. British Columbia;

(c) "Date of Issue" means _______________, 200___;

(d) "Due Date" means _______________,200___, being two years from the Date of Issue;

(e) "Expiry Time" means the earlier of:

(i) 4:30 p.m. (Vancouver time) on the Due Date; and

(ii) 4:30 p.m. (Vancouver time) on the fifth Business Day after the Qualification Date;

(f) "Conversion Date" means the date of receipt of the notice of conversion if the Note is converted prior to the Expiry Time, otherwise the date of the Expiry Time;

(g) "Conversion Rate" means $_________ per Unit;

(h) "Conversion Right Date" means the later of the date of issue of this Note and the date which is ten trading days from the date on which the Corporation commences trading on the Vancouver Stock Exchange;

(i) "Private Placement" means the private placement of convertible notes, including this Note, announced by the Corporation;

(j) "Prospectus" means a final prospectus, if any, of the Corporation or the Corporation, qualifying the distribution of the Underlying Shares and the Underlying Warrants;

(k) "Qualification Date" means the date on which a receipt is issued by the Securities Commission for a Prospectus is issued;

(1) "Underlying Share" means a common share of the Corporation comprising part of a Unit;

(m) "Underlying Warrant" means a warrant comprising part of a Unit, exercisable for a common share of the Corporation for two years from the Date of Issue at a price equal to $_____ if exercised on or before one year from the Date of Issue and at a price equal to $_____ if exercised in the second year; and

(n) "Unit" means a unit comprised of one Underlying Share and one Underlying Warrant.

2. This Note is issued pursuant to the terms of a subscription agreement (the "Subscription Agreement") dated ______________, 200___ between the holder and the Corporation.

3. The principal amount evidenced by this Note may be convened by the holder into Units of the Corporation, at the applicable Conversion Rate, at any time on or after the Conversion Right Date and prior to the Expiry Time by surrendering this Note to the Corporation, or to such other person or such other place designated by the Corporation, during normal business hours on a Business Day, with a duly completed and executed notice of conversion substantially in the form attached hereto. This right of conversion does not extend to interest payable on the principal pursuant to the terms of this Note. The Corporation shall concurrently with delivery of certificates for Underlying Shares and Underlying Warrants issued under either of paragraph 4 or 5, pay to the holder any accrued and unpaid interest earned on the original principal to the Conversion Date.

4. Within five Business Days after receipt of the notice of conversion, the Corporation will allot and issue, at the applicable Conversion Rate, the Underlying Shares and Underlying Warrants issuable on conversion of the principal amount of the Note and will cause certificates evidencing the Underlying Shares and the Underlying Warrants to be delivered to the holder.

5. At the Expiry Time, the principal amount evidenced by this Note which is outstanding and has not been convened shall be deemed to have been convened by the holder at the applicable Conversion Rate and the Units issuable in respect thereof shall be issued to such holder at such time. The Corporation will, within five Business Days of the Expiry Time, cause certificates evidencing the Underlying Shares and the Underlying Warrants to be delivered to the holder.

6. To the extent that any principal amount evidenced hereby confers the right to be issued a fraction of a Underlying Common Share or Underlying Warrant, such right may be exercised in respect of such fraction only in combination with another Note which in the aggregate entitle the holder to be issued a whole number of Underlying Shares or Underlying Warrants, and under no circumstances is the Corporation obligated to issue any fractional Underlying Shares or Underlying Warrants or to make any payment in respect of such a fraction.

7. No Underlying Shares or Underlying Warrants will be issued pursuant to any Note if the issuance of such Underlying Shares or Underlying Warrants would constitute a violation of the securities laws of any jurisdiction.

8. This Note is not transferable.

9. If at any time while the right of conversion is outstanding, the Corporation:

(a) proposes to pay any dividend of any kind upon its common shares or make any distribution to the holders of its common shares;

(b) proposes to offer for subscription pro rata to the holders of its common shares any additional shares of stock of any class or other rights;

(c) proposes a capital reorganization or reclassification of its common shares or the merger or amalgamation of the Corporation with another corporation other than the amalgamation referred to in paragraph 1 above; or

(d) is subject to a voluntary or involuntary dissolution, liquidation or winding-up;

the Corporation, or the Corporation if applicable, shall give to the holder at least seven days prior written notice of the date on which the books of the Corporation are to close or a record is to be taken for such dividend, distribution or subscription right, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, amalgamation, dissolution, liquidation or winding-up. The notice shall specify, in the case of any such dividend, distribution or subscription rights, the date on which holders of common shares of the Corporation, or the Corporation if applicable, will be entitled to exchange their common shares for securities or other property deliverable upon any reorganization, reclassification, reclassification, consolidation, merger, amalgamation, dissolution, liquidation or winding-up, as the case may be.10. Any certificates evidencing Underlying Shares, Underlying Warrants or common shares issued upon exercise of the Warrants before the earlier of the Expiry Time and one year from the date of the Subscription Agreement will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD EXPIRING AT MIDNIGHT ON ________________, 200___ AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE RULES AND REGULATIONS MADE UNDER THE ACT.

11. Time will be of the essence hereof.

THE COPORATE SEAL OF
PACIFIC RODERA VENTURES INC.
was hereto affixed in the presence of:

/s/ "Harry Chew"

/s/ "David J.L. Williams"

SCHEDULE 1

to the Convertible Note

NOTICE OF CONVERSION BY HOLDER

TO: Pacific Rodera Ventures Inc.

Please treat this as notice pursuant to paragraph 3 of this Note that the undersigned wishes to convert the principal amount of this Note into Units at the applicable Conversion Rate.

As payment in full for the subscription price for Units pursuant to this Note, the undersigned holder hereby absolutely assigns this Note to Pacific Rodera Ventures Inc.

The certificates for the Underlying Shares and Underlying Warrants, when issued, should be registered in the name of, and delivered to, the following address:

DIRECTION AS TO REGISTRATION:

(Name and address exactly as you wish them to appear on your share certificate and in the register of members.)
Full Name:	__________________________
Full Address:	__________________________
__________________________
Signature of holder:	__________________________

Dated this ________ day of __________________, 200___.